SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FOOD TECHNOLOGY SERVICE, INC.
(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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FOOD TECHNOLOGY SERVICE, INC.

502 Prairie Mine Road

Mulberry, Florida 33860

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2011

TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the “Company”) will be held at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860, on May 19, 2011, at 9:00 a.m., local time, to act on the following matters:

To elect six (6) persons to serve as Directors of the Company until the 2012 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on April 8, 2011, are entitled to receive notice of, and to vote at the Annual Meeting.

A Proxy Statement and form of Proxy are enclosed.

We need your help to ensure we have a quorum for our annual meeting. Although we have approximately 2,500 shareholders, the majority of them own less than 500 shares. Those holding a few shares may think that their proxy is not important or won’t be missed. This is not true. Last year, the Company had present in person and by proxy at the meeting less than a quorum (a majority of the outstanding shares). As a result, we had to recess the meeting for thirty days and spend time, effort and money contacting shareholders to vote their shares. Fortunately, we were able to obtain a sufficient number of additional shares to constitute a quorum. Please help your Company by signing and dating the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish. The proxy may be revoked at any time prior to its exercise.

Notice of Internet Availability of Proxy Materials

This Notice, the attached Proxy Statement and our 2010 Annual Report to Shareholders are available on our website: www.ftsi.us.

By Order of the Board of Directors

Richard G. Hunter, Ph.D.
President

April 8, 2011

Mulberry, Florida

FOOD TECHNOLOGY SERVICE, INC.

502 Prairie Mine Road

Mulberry, Florida 33860

PROXY STATEMENT

2011 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2011

GENERAL INFORMATION

This Proxy Statement is being furnished to the holders (“Shareholders”) of the common shares, par value $.01 per share (the “Common Shares”), of Food Technology Service, Inc., a Florida corporation (the “Company”) in connection with the 2011 Annual Meeting of Shareholders to be held on May 19, 2011, at 9:00 a.m. (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860. This Proxy Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 11, 2011.

At the Annual Meeting, Shareholders will be asked to consider and vote on the election of six (6) persons to serve as Directors on the Board. Shareholders will also be asked to transact such other business as may properly come before the meeting or at any adjournment thereof.

A copy of the Company’s Annual Report for 2010 is enclosed.

VOTING SECURITIES

The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 8, 2011, as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 8, 2011, there were 2,756,458 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as Directors.

ELECTION OF DIRECTORS

The Company currently has seven (7) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated six (6) persons to stand for election as a Director to serve until the 2012 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

Nominees for Director

Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five (5) years or more, and other biographical information.

Richard G. Hunter, Ph.D., age 59, was elected President, Chief Executive Officer and Director on September 11, 2001. Dr. Hunter was formerly Deputy State Health Officer of the Florida Department of Health from 1995 to September 2001 and Assistant State Health Officer from 1989 to 1995.

Douglas S. Bell, Esq., age 41, has been nominated to serve as a Director of the Company. Mr. Bell is a practicing attorney having earned his law degree in 1995 from Nova Southeastern Sheppard Broad Law School. He is currently a shareholder in the firm of Pennington, Moore, Wilkinson, Bell and Dunbar P.A., Tallahassee, Florida. Mr. Bell’s law practice concentrates primarily on government affairs and administrative law. He currently serves as President of the Tallahassee Community College Foundation.

David Nicholds, age 64, has served as a Director of the Company since September 1998. He joined Nordion in 1989 and served in various capacities until his retirement in October 2005, at which time, he was serving as Vice President, General Counsel and Corporate Secretary. Mr. Nicholds has served as a director for a number of companies in North America and has been involved in corporate governance and the irradiation industry for many years.

John T. Sinnott, M.D., F.A.C.P., age 62, has served as a Director since May 14, 2002. Dr. Sinnott is the Associated Dean for International Affairs at the University of South Florida, College of Medicine, the James A. Cullison Professor of Medicine and Director of the Division of Infectious Diseases and International Medicine. Dr. Sinnott is a distinguished member of the medical community and has been the recipient of local and national awards. Dr. Sinnott has served on over 40 local, regional and national health care committees and has published over 180 abstracts, articles and textbook chapters. Most recently Dr. Sinnott was appointed as Senior Advisor to the Secretary of Health as part of the State of Florida’s Bioterrorism Initiative.

Ronald Thomas, Ph.D., age 59, has served as a Director of the Company since September 21, 2004. Dr. Thomas is a professor in the Department of Packaging Science at Clemson University. He received his undergraduate degree from Gardner-Webb College and earned Masters and Doctorate degrees at Clemson University. Dr. Thomas’ research interests include chemical and bio-chemical aspects of food. Dr. Thomas is a member of the Sigma Xi Honor Society, the Institute of Packaging Professionals and serves as regional communicator for the Institute of Food Technologists.

Gary H. Lifshin, age 55, has served as a Director of the Company since May 30, 2008. He has been a financial manager with the University of South Florida since 2005. He has approximately thirty years of experience in a variety of financial management positions. These include acting as an accounting consultant to small and mid-size businesses for the George S. May International Company and as controller of Evolutions Healthcare Systems, Inc. Mr. Lifshin earned a Bachelor of Science degree in Accountancy from Bentley College in 1978.

There are no arrangements between any Nominee and any person pursuant to which he was, or will be, selected as a Director.

Director Meetings and Committees

During the year ended December 31, 2010, the Board of Directors of the Company held a total of five (5) meetings. Each Director attended one hundred percent (100%) of the board meetings held. The Company presently complies with the director independence requirements of NASDAQ, as currently in effect and applicable to the Company.

Audit Committee

The Company has a standing Audit Committee consisting of Messrs. Sam Bell, who is not standing for re-election, Lifshin and Thomas. The Audit Committee met one time during 2010. Each of the members of the Audit Committee is “independent” as such term is defined in the NASDAQ listing standards currently in effect and applicable to the Company. The background and experience of each of the Audit Committee members, except for Mr. Bell, is more fully disclosed in their biographies under “Nominees for Director” above. Mr. Lifshin serves as the “audit committee financial expert” as required by Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

The mission of the Company’s Audit Committee is to ensure accurate and reliable financial reporting by the Company, and to promote Shareholder confidence in the reliability of the Company’s financial information. To this end, the Audit Committee independently reviews and oversees the Company’s internal reporting process, and helps ensure that Management develops and adheres to a sound system of internal controls. The Audit Committee also is responsible for retaining and overseeing the Company’s independent auditors, and facilitates the auditors’ objective review and assessment of the Company’s financial statements and its internal reporting practices. The Audit Committee serves as a forum, separate from Management, within which the independent auditors, among others, can candidly address issues of concern. To specify and clarify the duties of the Audit Committee, the Company has adopted a formal written charter. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

In connection with its duty to ensure the independence of the Company’s auditors, and consistent with “Independence Standards Board Standard No. 1”, the Audit Committee obtained from the Company’s independent public accountants and carefully reviewed, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence. Based on the written statement of the accountants and the Audit Committee’s discussions with the same regarding certain relationships that may impact the auditors’ objectivity, the Audit Committee concluded that it was satisfied with respect to the auditors’ independence. The Audit Committee also discussed with the independent public accountants the plans for the audit engagement, approved the services to be performed, determined the range of audit and non-audit fees, and reviewed the Company’s system of internal accounting and controls.

Following the completion of the auditors’ examination of the Company’s financial statements, the Audit Committee discussed and reviewed with the auditors all communications required to be addressed by generally accepted auditing standard, including those describe in Statement on Auditing Standards No. 61 “Communications with Audit Committees”. The Audit Committee and the independent auditors reviewed and discussed the results of the auditors’ examination of the financial statements. The Audit Committee also reviewed and discussed with the auditors and Management the audited financial statements for the year ended December 31, 2010. Based on the foregoing reviews and discussions, the Audit Committee determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K for year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The Audit Committee also recommended the reappointment of the independent auditors for the Company’s year ending December 31, 2011 and the Board of Directors concurred in such recommendation.

Nominating Committee

The Board of Directors appointed a Nominating Committee consisting of Messrs. Sam Bell, Lifshin and Thomas. The purpose and responsibilities of the Nominating Committee include the identification of individuals qualified to become board members, the recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company, the oversight of the selection and composition of Committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and Management. The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to the Company’s secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for the Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career, diversity, and the extent to which the nominee would fill a present need on the Board of Directors.

Compensation Committee

The Board of Directors appointed a Compensation Committee consisting of Messrs. Sam Bell, Lifshin and Thomas, each independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and determine and approve the compensation level of the Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors determines and approves, compensation of any other executive officer, and also acts as the Stock Option Committee to administer the Company’s Stock Option Plan. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company’s values and is aligned with the Company’s business strategy and goals.

Shareholder Communications with Directors

The Board has adopted policies and procedures relating to Shareholder communications with the Company’s Directors. It provides that Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual Directors or group or committee of Directors, and that all such correspondences should be sent to the Company’s principal office.

Code of Ethics

The Company has a Code of Ethics which applies to its principal executive and financial officer. The Code of Ethics contains written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

Director’s Compensation

On March 1, 2001, the Board of Directors approved a compensation package to “outside” Directors by agreeing to grant each “outside” Director options to purchase 1,500 shares annually and $500 cash per Board Meeting. The Chairman of the Board receives an option to purchase an additional 2,500 shares. On January 23, 2009, the Board of Directors approved an increase in the fee for Directors to $750 cash per board meeting. The options, which expire five (5) years from the date of grant, are exercisable at the fair market value on the date of grant. During the year ended December 31, 2010, the Company granted options to purchase 11,500 shares to six directors. Such options are exercisable at $2.15 per share. Non-employee Directors are also reimbursed for out-of-pocket expenses.

Summary Compensation Table 2010

Director’s Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)
Samuel Bell (2)	$3,000	$2,169	$5,169
John Corley (3)	3,000	2,169	5,169
Gary Lifshin	3,000	2,169	5,169
David Nicholds	3,000	2,169	5,169
John T. Sinnott	3,000	5,785	8,785
Ronald Thomas	3,000	2,169	5,169

(1)	The Black-Scholes option-pricing model was used to determine the fair value of the option grants.
(2)	Mr. Samuel Bell has declined to stand for re-election. His son, Douglas Bell, Esq. has been nominated to replace him.
(3)	Mr. John Corley is not standing in for re-election. Mr. Corley was Nordion (Canada), Inc.’s representative on the Board. See “Certain Relationships and Related Transactions.”

Executive Officers’ Compensation

The following table is a summary of the cash and non-cash compensation paid to or accrued for the past three (3) fiscal years for the Company’s Chief Executive Officer and Chief Financial Officer. There are no other officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 2010.

Summary Compensation Table

Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Option Awards ($)	Total ($)
Richard G. Hunter, President/CEO/CFO	2010	(1)	$118,450	$30,000	—	$148,450
	2009		118,450	20,000	—	138,450
	2008	(2)	115,000	20,000	$16,664	151,664

(1)

On December 3, 2010, the Compensation Committee of the Board of Directors approved an increase of Dr. Hunter’s annual salary to $120,000. His employment agreement, the term of which is indefinite, provides that if he voluntarily terminates his employment for reasons other than the sale of the Company, he will be entitled to two weeks of current base salary for each full year of employment with the Company. This, however, is contingent upon Dr. Hunter giving the Company six month’s notice prior to such voluntary termination. Dr. Hunter has been employed as President of the Company since 2001. In addition, if for any reason other than for just cause, his employment should be terminated within the term of this contract by the Company, he would be entitled to one year’s notice or one year’s base salary in lieu of notice. If the Company is sold (meaning that more than 50% of the outstanding stock of the Company is acquired by a third party), and his employment does not continue for at least 3 months after the sale, whether at his choice or the Company’s choice, he would be entitled to one year’s base salary.

(2)

On December 31, 2008, the Compensation Committee of the Board of Directors granted Dr. Hunter a ten (10) year option to purchase 60,000 shares of the Company’s common stock at $.95 per share. The option vests as to twenty percent (20%) on each of the first five (5) anniversaries of the option grant and will terminate upon the expiration of ten (10) years from the date of the Option Grant.

There were no options exercised by the Company’s Chief Executive Officer during 2010. The following table presents information regarding the number of Shares of Common Stock Underlying/Unexercised Options at year-end held by the Company’s Chief Executive Officer.

Outstanding Common Stock Awards at December 31, 2010

Number of Shares of Common Stock Underlying Unexercised Options
Name	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date
Richard G. Hunter	5,000	—	$3.60	1-02-13
	80,000	20,000	$3.24	9-01-11
	16,000	8,000	$2.57	3-23-12
	24,000	36,000	$0.95	12-31-18

The following table summarizes certain information about the Company’s Stock Option Plans as of December 31, 2010.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

2000 Incentive and Non-Statutory Stock Option Plan	122,500	$3.72	-0-

2009 Incentive and Non-Statutory Stock Option Plan	11,500	$2.15	102,000

Certain Relationships and Related Transactions

Until February 25, 2011, Nordion (Canada), Inc. (“Nordion”) owned approximately 16.8% of the Company’s outstanding shares of Common Stock and had representation on the Board of Directors. Nordion, in addition to being a substantial shareholder, has assisted the Company since its commencement of operations in 1990. It aided in the design and construction of the irradiation facility, loaned money to the Company during the 1990’s when we were not profitable and has been our supplier of Cobalt. In addition, Nordion assisted the Company in obtaining a surety bond in the sum of $600,000 in order to meet the State of Florida facility permit bonding requirements. In connection therewith, the Company agreed to reimburse Nordion for any liability and expense which Nordion may sustain as a result of its commitments to the bond issuer. On July 7, 2010, the Company obtained its own irrevocable standby letter of credit for $600,000 to satisfy the State’s requirements. According to reports filed with the Securities and Exchange Commission, on February 25, 2011, Nordion sold its interest in the Company to Fort Ashford Holdings, LLC, a California private equity firm.

On August 10, 2010, the Company purchased 105,757 curies of Cobalt from Nordion for $81,740. This Cobalt was heavily discounted because it was already stored at the Company’s facility and was of relatively low-activity. In addition, the Company paid Nordion $512,978 in November 2010 for an additional 200,000 curies of Cobalt to be delivered during the first quarter of 2011. This prepayment allowed the Company to receive a discount on the price of the Cobalt, which was delivered on January 4, 2011.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth as of April 8, 2011 the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially five percent (5%) or more of such Common Stock, (ii) each current and proposed Director and Officer of the Company and (iii) all current and proposed Directors and Officers as a group, together with their percentage holdings at such date. The addresses of all holders of five percent (5%) or more of the Common Stock are included in the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percentage of Class

Fort Ashford Holdings, LLC	463,317	(1)	16.8%
2532 Dupont Drive
Irvine, California 92612

Richard G. Hunter, Ph.D.	150,000	(2)	5.2
Douglas S. Bell	-0-		-0-
Samuel Bell	10,250	(3)	*
John Corley	7,500	(1)(4)	*
Gary Lifshin	4,500	(5)	*
David Nicholds	7,500	(6)	*
John Sinnott, M.D. F.A.C.P.	21,000	(7)	*
Ronald Thomas, Ph.D.	7,500	(8)	*

All Directors and Officers as a group (7 persons)	208,250	(9)	7.6%

*	Less than one percent (1%)
1)

Until February 25, 2011, Nordion (Canada), Inc. (“Nordion”) owned approximately 16.8% of the Company’s outstanding shares of common stock and had representation on the Board of Directors. On February 25, 2011, Nordion sold its stock holdings to Fort Ashford Holdings, LLC, a California limited liability company. Mr. Corley was the designee of Nordion to serve on the Company’s Board of Directors. Mr. Corley owns less than one percent (1%) of the Capital Stock of Nordion and he disclaims beneficial ownership of the Common Stock of the Company which Nordion owned. Approximately one hundred percent (100%) of the outstanding shares of Nordion’s Common Stock is indirectly owned by MDS Inc., a Canadian Corporation, whose shares are traded on the New York Stock Exchange and Toronto Stock Exchange.

2)	Includes 125,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
3)	Includes 7,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
4)	Includes 7,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
5)	Includes 4,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
6)	Includes 7,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
7)	Includes 20,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
8)	Includes 7,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

9)	Includes shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our directors, certain officers and holders of 10% or more of any class of our stock to report to the SEC, by a specified date, initial reports of ownership and reports of changes in ownership of our stock and other equity securities. To our knowledge based solely on a review of copies of reports filed under Section 16(a) furnished to us, our directors, executive officers and holders of 10% or more of our shares complied with these requirements.

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of Ferlita, Walsh & Gonzalez, P.A., to serve as independent auditors of the Company for the year ended December 31, 2011. The auditing firm has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.

Fee Disclosure

The following is a summary of the fees billed to the Company by the Company’s independent auditors for professional services rendered for the years ended December 31, 2010 and December 31, 2009:

	Year Ended December 31,

	2010	2009

Audit Fees(1)	$36,000	$22,200

Tax Fees(2)	$1,900	$8,200

Total	$37,900	$30,400

(1)

Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-QSB, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

The Audit Committee has considered whether (and has determined that) the services provided under “Tax Fees” by the auditor are compatible with maintaining the auditor’s independence from management and the Company. In addition, all of the services rendered by the auditor were pre-approved by the Audit Committee.

A representative of Ferlita, Walsh & Gonzalez, P.A. will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Company has established formal pre-approval policies and procedures for future engagements of the Company’s accountants. The new policies and procedures require detailing the particular service, require that the Board or an Audit Committee thereof be informed of each service, and prohibit the delegation of pre-approval responsibilities to Management. The Company’s new policy provides (i) for an annual pre-approval, by the Board or Audit Committee, of all audit, audit-related and non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter, and (ii) that additional engagements of the auditor, which were not approved in the annual pre-approval process, and engagements that are anticipated to exceed previously approved thresholds, be presented on a case-by-case basis, by the President or Chief Financial Officer, for pre-approval by the Board or Audit Committee, before Management engages the auditors for any such purposes. The new policy and procedures authorize the Board or Audit Committee to delegate, to one or more of its members, the authority to pre-approve certain permitted services, provided that the estimated fee for any such service does not exceed a specified dollar amount (to be determined). All pre-approvals are contingent on a finding, by the Board, Audit Committee, or delegate, as the case may be, that the provision of the proposed services is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

SOLICITATION COSTS

The Company will bear the costs of preparing, assembling and mailing the Proxy Statement and the 2010 Annual Report in connection with the Annual Meeting.

SHAREHOLDER PROPOSALS

Eligible Shareholders who wish to present proposals for action at the 2012 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than December 12, 2011 for inclusion in next year’s Proxy Statement and proxy card. A Shareholder is eligible to present proposal’s if, at the time he or she submits a proposal or proposals, the Shareholder owns at least one percent (1%) or $1,000 in market value of Common Shares and has held such shares for at least one (1) year, and the Shareholder continues to own such shares through the date of the 2012 Annual Meeting.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

By Order of the Board of Directors

Richard G. Hunter, Ph.D.
President

April 8, 2011

Mulberry, Florida

FOOD TECHNOLOGY SERVICE, INC.

Annual Meeting of Shareholders May 19, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Shares of Food Technology Service, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Richard G. Hunter and John T. Sinnott, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Food Technology Service, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on April 8, 2011, at the Annual Meeting of Shareholders of Food Technology Service, Inc. to be held at the Mulberry Civic Center, 901 5th Street, N.E., Mulberry, Florida 33860, on May 19, 2011, at 9:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.	ELECTION OF DIRECTORS

Richard G. Hunter, Ph.D., Douglas S. Bell, Gary H. Lifshin, David Nicholds, John T. Sinnott, M.D., F.A.C.P., and Ronald Thomas, Ph.D.

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

(Instructions: To withhold authority to vote for any individual nominee, write that Nominee’s name on the space provided below.)

2.	IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Notice of Internet Availability of Proxy Materials

The Notice, the attached Proxy Statement and our 2010 Annual Report to Shareholders are available on our website: www.ftsi.us.

(Please Sign and Date on Reverse Side)

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

(Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)

             I plan to attend the Annual Meeting.                           I do not plan to attend the Annual Meeting.

Date:	, 2011

Signature(s):

Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.